                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )


Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement

[_] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[_]  Definitive additional materials

[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  OCAL, INC.
                                  ----------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:


     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:


     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


     -------------------------------------------------------------------------
     (5) Total fee paid:


     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:


     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:


     -------------------------------------------------------------------------
     (3) Filing Party:


     -------------------------------------------------------------------------
     (4) Date Filed:


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

                             [LOGO OF OCAL, INC.]

                                   OCAL, INC.
                              14538 KESWICK STREET
                           VAN NUYS, CALIFORNIA 91405

                                                                   April 3, 1998

Dear Fellow Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Ocal, Inc., to be held at 11:30 a.m. on Monday, May 18, 1998, at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406.

  At the meeting, you will be asked to vote on the following matters: First, the election of six directors to the Ocal Board of Directors; and Second, the ratification of Ernst & Young LLP as the Company's independent auditors for the 1998 calendar year. We will also report to you on the operations of the Company. You will have the opportunity to ask questions about the Company that may be of general interest to stockholders.

  The enclosed Proxy Statement contains important information concerning the Annual Meeting and the director nominees. We hope you will take the time to study it carefully. Also enclosed is the Company's 1997 Annual Report to Stockholders.

  Your vote is very important, regardless of how many shares you own. Even if you presently plan to attend our Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying self-addressed postage prepaid envelope. If you do join us at the Annual Meeting and wish to vote in person, you may revoke your proxy at that time.

  The other members of the Board of Directors and I look forward to seeing you at the meeting.

                                        Sincerely,

                                        /s/ Ilan Bender

                                        Ilan Bender
                                        Chairman of the Board,
                                        President and Chief Executive Officer

 PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT
                YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                             [LOGO OF OCAL, INC.]

                                  OCAL, INC.
                               ----------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1998

TO THE STOCKHOLDERS OF OCAL, INC.:

  The 1998 Annual Meeting of Stockholders of Ocal, Inc., a Delaware corporation (the "Company"), will be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Monday, May 18, 1998, at 11:30 a.m., local time, for the following purposes:

  1. To elect a board of six directors for the Company to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified;

  2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1998; and

  3. To consider and transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record on the books of the Company as of the close of business on April 1, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of such stockholders entitled to vote will be available for inspection at the Annual Meeting by any stockholder and, for 10 days prior to the Annual Meeting, at the Company's offices at 14538 Keswick Street, Van Nuys, California 91405.

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has already returned a proxy.

                                          By Order of the Board of Directors
                                           of the Company

                                          /s/ Lida R. Frankel

                                          Lida R. Frankel
                                          Secretary
April 3, 1998
Van Nuys, California

                            YOUR VOTE IS IMPORTANT
 IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                  OCAL, INC.
                             14538 KESWICK STREET
                          VAN NUYS, CALIFORNIA 91405

                               ----------------

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed Proxy is solicited on behalf of the Board of Directors of Ocal, Inc. (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, May 18, 1998 at 11:30 a.m., local time, and at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406. The Company's telephone number is (818) 782-0711. These proxy solicitation materials were first mailed to stockholders of the Company on or about April 8, 1998.

RECORD DATE; OUTSTANDING SHARES

  Stockholders of record at the close of business on April 1, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the Record Date, 5,681,000 shares of the Company's Common Stock (the "Common Stock") were issued and outstanding, held of record by 46 stockholders. At the Record Date, the directors, executive officers, and other affiliates of the Company owned an aggregate of 3,792,999 shares of Common Stock (66.8% of the shares entitled to vote at the Annual Meeting).

VOTING AND SOLICITATION

  On all matters to be voted on at the Annual Meeting, each Ocal stockholder is entitled to one vote for each share of Common Stock held as of the Record Date.

  The accompanying Proxy Card is solicited on behalf of the Company's Board of Directors. Stockholders are requested to complete, date, sign and return the proxy in the accompanying envelope. All properly executed, returned, and unrevoked proxies will be voted in accordance with the instructions indicated thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF EACH DIRECTOR NOMINEE LISTED HEREIN AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS. The Board does not presently intend to bring any business before the Annual Meeting other than the specific proposals referred to in this Proxy Statement and specified in the Notice of Annual Meeting of Stockholders. As to any business that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting, the proxies will vote in their discretion.

  The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, by telephone, telegram, letter, facsimile, or in person.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter (other than the election of directors). Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists.

  In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite number of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company which are to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than December 9, 1998 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of the Record Date information relating to the beneficial ownership of Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (for whom addresses are also provided), (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all executive officers and directors of the Company as a group.

                                                                       PERCENT
                                                             NUMBER OF   OF
   NAME AND ADDRESS                                          SHARES(1)  TOTAL
   ----------------                                          --------- -------
   Ilan Bender.............................................. 3,066,379  54.0%
    c/o Ocal, Inc.
    14538 Keswick Street
    Van Nuys, CA 91405
   Pioneering Management
    Corporation(2)..................................           577,000  10.2%
    60 State Street
    Boston, MA 02109-1820
   Carlos V. Espinosa.......................................   132,109   2.3%
   Michael R. Peevey(3).....................................    16,666     *
   Carlos R. Espinosa.......................................    12,011     *
   William T. Gross(4)......................................    10,333     *
   Ronald Costa(5)..........................................     8,333     *
   Lida R. Frankel(6).......................................     5,000     *
   Raymond S. Mackewicz.....................................     2,500     *
   All directors and executive officers as a group (8
    persons)................................................ 3,253,331  57.3%

--------
 * Represents beneficial ownership of less than 1% of the Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that will be exercisable on or before May 31, 1998, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Represents shares reported by Pioneering Management in its Schedule 13G filed with the SEC on January 22, 1998.

(3) Includes 16,666 shares issuable upon exercise of stock options held by Mr. Peevey which are currently exercisable or will become exercisable on or before May 31, 1998.

(4) Includes 8,333 shares issuable upon exercise of stock options held by Mr. Gross which are currently exercisable or will become exercisable on or before May 31, 1998.

(5) Includes 8,333 shares issuable upon exercise of stock options held by Mr. Costa which are currently exercisable or will become exercisable on or before May 31, 1998.

(6) Includes 4,000 shares issuable upon exercise of stock options held by Ms. Frankel which are currently exercisable or will become exercisable on or before May 31, 1998.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

  A board of six (6) directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below, all of whom are presently directors of the Company. In the event that any nominee becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders and until a successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

  The names of the nominees, and certain information about them as of the Record Date, are set forth below.

                                     DIRECTOR
   NAME OF NOMINEE               AGE  SINCE         PRINCIPAL OCCUPATION
   ---------------               --- --------       --------------------
   Ilan Bender (1) (3)            61   1965   Chairman of the Board, Chief
                                              Executive Officer, and President
                                              of the Company
   Mr. Ronald Costa (1) (3)       66   1996   Chief Executive Officer,
                                              Financial Data Communications
   Mr. Carlos R. Espinosa         32   1996   Vice President of the Company
   Mr. Carlos V. Espinosa         56   1976   Vice President of the Company
   Mr. William T. Gross (1) (2)   68   1996   Independent Business Consultant
   Mr. Michael R. Peevey (2) (3)  60   1996   President, New Energy Ventures

--------
(1) Member of the Audit Committee.
(2) Member of the Stock Option Committee.
(3) Member of the Compensation Committee.

  Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five (5) years and there are no family relationships between any director or executive officer of the Company.

  Mr. Ilan Bender is the founder of the Company and has served as its Chairman of the Board, Chief Executive Officer and President since its formation in 1965.

  Mr. Ronald Costa has served as a director of the Company since June of 1996. Since 1995, Mr. Costa has been Chief Executive Officer of Financial Data Communications. From 1990 to 1995, he served as President of U-Corp., Incorporated. He also serves as a director of PKI, Inc.

  Mr. Carlos R. Espinosa has most recently served as a director of the Company since his appointment in June of 1996, and also served as a director from 1990 through October of 1995. He joined the Company as an employee in 1981 and became Vice President of Research and Development in 1992. He is the son of Mr. Carlos V. Espinosa.

  Mr. Carlos V. Espinosa has served as a director of the Company since 1976. He joined the Company in 1971. He became the plant manager in 1973 and has served as the Company's Vice President of Manufacturing and as a director since 1976. He is the father of Mr. Carlos R. Espinosa.

  Mr. William T. Gross has served as a director of the Company since June of 1996. Since 1990, Mr. Gross has been an independent business consultant. Prior to his retirement in 1989, he was employed by McDonnell

Douglas Corporation in various management positions, including as President of Douglas Aircraft Company. He also serves as a director of Cade Industries.

  Mr. Michael R. Peevey has served as a director of the Company since March of 1996. Since 1995,Mr. Peevey has been President of New Energy Ventures. From 1993 to 1995, Mr. Peevey was an independent business consultant. From October 1990 until he retired in 1993, Mr. Peevey served as President of Southern California Edison and SCE Corporation. Mr. Peevey also serves as a director for Dames & Moore, Inc., Electro Rent Corporation and Amerigon Incorporated.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of four (4) regular meetings and three (3) special meetings and acted by unanimous written consent on one occasion during 1997. No director serving during the year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has three committees, the Audit Committee, the Stock Option Committee, and the Compensation Committee.

  The Audit Committee of the Board of Directors currently consists of Messrs. Bender, Costa, and Gross. This committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held two (2) meetings during 1997.

  The Stock Option Committee of the Board of Directors currently consists of Messrs. Gross and Peevey. This committee administers the Ocal, Inc. 1995 Stock Option Plan (the "Stock Option Plan"). Subject to the terms of the Stock Option Plan, the Stock Option Committee has the authority to determine the persons to whom options may be granted, the exercise price and number of shares subject to each option, the character of the grant, the time or times at which all or a portion of each option may be exercised, and certain other provisions of each option. The Stock Option Committee held two (2) meetings and acted by unanimous written consent on one occasion during 1997.

  The Compensation Committee of the Board of Directors currently consists of Messrs. Bender, Costa, and Peevey. This committee is responsible for establishing compensation guidelines for executives of the Company, reviewing and approving executive bonuses, and providing guidance with respect to other compensation issues, such as stock option grants. The Compensation Committee held two (2) meetings during 1997.

  New committees may be added, existing committees may be disbanded, and the composition of any committee may be modified at any time in the discretion of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Bender, who is a member of the Compensation Committee, is the Company's President and Chief Executive Officer and had relationships with the Company which are disclosed under the caption "Certain Relationships and Related Transactions".

DIRECTOR COMPENSATION

  Directors who are not employees of the Company ("Outside Directors") are paid $2,000 for each Board of Directors meeting attended. Outside Directors are not compensated for their attendance at committee meetings, but may receive consulting fees for projects completed at the request of management. Employee directors are not compensated for their service on the Board of Directors or on committees of the Board of Directors.

  Options to purchase shares of Common Stock have been granted to Outside Directors under the Company's Stock Option Plan. During the year ended December 31, 1997, each Outside Director was granted options to purchase 10,000 shares of Common Stock at an exercise price of $3.1875 per share. The options become exercisable over three years and have a term of ten years from the grant date. As of the Record Date, a total of 105,000 options had been granted to Outside Directors at a weighted average exercise price of $4.93 per share and none of the options had been exercised.

  On February 17, 1998, the Board of Directors adopted a resolution pursuant to which all employees and directors have been or will be offered the opportunity to cancel outstanding stock options with exercise prices in excess of $2.375 per share in exchange for replacement options exercisable at $2.375 per share.

VOTE REQUIRED

  The six nominees receiving the highest number of votes from holders of shares of Common Stock represented and voting at the Annual Meeting will be elected to the Board of Directors. Unless a nominee other than the nominees listed above is properly nominated, abstentions and broker non-votes will not be counted as represented or voting at the meeting and therefore will not have an effect on the election of the nominees listed above.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
                            NOMINEES LISTED ABOVE.

                                 PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 1998, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote or ratification, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company's financial statements since the Company's initial public offering in March of 1996. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                       EXECUTIVE OFFICERS OF THE COMPANY

  Each of the executive officers of the Company holds office at the pleasure of the Board of Directors. The current executive officers of the Company are as follows:

   NAME                                       POSITION
   ----                                       --------
   Ilan Bender          Chairman of the Board, President and Chief Executive
                        Officer

   Carlos V. Espinosa   Vice President of Manufacturing

   Carlos R. Espinosa   Vice President of Research and Development

   Raymond S. Mackewicz Vice President of Marketing

   Lida R. Frankel      Chief Financial Officer and Secretary

  Background information for Mr. Bender, Mr. Carlos V. Espinosa, and Mr. Carlos R. Espinosa is provided above. See "Election of Directors - Nominees."

  Mr. Raymond S. Mackewicz, 49, joined the Company in March 1993 as its Vice President of Marketing. From April 1988 to March 1993, Mr. Mackewicz served as Southern Regional Sales Manager for Robroy Industries, Inc., the primary competitor of the Company. From 1983 to 1987 he was employed as a Specifications Manager for Burrus & Matthews, an electrical sales agency.

  Ms. Lida R. Frankel, 37, joined the Company in August 1996 as its Chief Financial Officer and also assumed the title of Corporate Secretary. From July 1995 to August of 1996, Ms. Frankel served as Director of Finance for Whittaker Corporation. From 1994 to July 1995, she was Controller of Metric Products, Inc. From 1990 to 1994, she was employed by ALTIUM, a wholly-owned subsidiary of International Business Machines Corporation ("IBM") in various positions including Director of Finance and Controller. Ms. Frankel is a Certified Public Accountant.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table summarizes the annual and long-term compensation of the Company's Chief Executive Officer and the four additional most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 in total during the year ended December 31, 1997 (collectively, the "Named Officers").

                                                    LONG-TERM
                                                 COMPENSATION(2)
                                                 ---------------
                                  ANNUAL           SECURITIES
                               COMPENSATION(1)     UNDERLYING     ALL OTHER
NAME AND PRINCIPAL            ------------------     STOCK      COMPENSATION
POSITION                 YEAR SALARY($) BONUS($)   OPTIONS(#)        ($)
------------------       ---- --------- -------- --------------- ------------
Ilan Bender              1997 $166,587  $   --          --         $   --
 Chairman, President and
  CEO                    1996  150,000      --          --          27,354(3)
Carlos V. Espinosa       1997 $145,769  $32,500      12,000        $   --
 Vice President of
  Manufacturing          1996  130,000   32,500         --             --
Carlos R. Espinosa       1997 $116,866  $17,000       5,000        $   --
 Vice President of
  Research               1996  110,000   17,000         --             --
 and Development
Raymond S. Mackewicz     1997 $110,000  $ 6,000       2,000        $   --
 Vice President of
  Marketing              1996  110,000   10,000         --             --
Lida R. Frankel (4)      1997 $110,850  $ 6,000       5,000        $   --
 Chief Financial Officer
  and Secretary

--------
(1) No perquisites are included since the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus, in accordance with regulations promulgated by the SEC.

(2) The Company has not granted any stock appreciation rights or restricted stock awards and does not have any Long-Term Incentive Plans as that term is defined in regulations promulgated by the SEC.

(3) Amount represents life insurance premiums paid on behalf of Mr. Bender.

(4) Ms. Frankel became Chief Financial Officer and Secretary of the Company on August 12, 1996.

1995 STOCK OPTION PLAN

  In August 1995, the Board of Directors adopted, and the stockholders of the Company approved, the Stock Option Plan. The Stock Option Plan provides for the award of incentive stock options to employees and the award of non-qualified stock options to employees, independent contractors, directors and consultants. The Company has reserved 400,000 shares of Common Stock under the Stock Option Plan. The Stock Option Plan is administered by the Stock Option Committee, which has the authority, subject to the terms of the Stock Option Plan, to determine the individuals to whom options may be granted, the exercise price and number of shares subject to each option, the character of the grant, the time or times at which all or a portion of each option may be exercised, and certain other provisions of each option.

  The purchase price for the shares of Common Stock issuable upon exercise of a stock option is determined by the Stock Option Committee at the time the option is granted. However, the exercise price of incentive stock options must not be less than the fair market value of the Common Stock at the date of the grant or, in the case of incentive stock options issued to holders of more than 10% of the outstanding Common Stock, 110% of the fair market value. The maximum term of stock options is ten years, or five years in the case of incentive stock options granted to 10% stockholders. The aggregate fair market value, on the date of the grant, of the stock for which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Options vest in accordance with the terms of option agreements entered into at the time of grant. Options granted under the Stock Option Plan are generally nontransferable by the optionee during the period of the optionee's employment or service with the Company or within a specified period following the termination of employment or service.

  As of December 31, 1997, the Company had granted options to purchase 155,500 shares, net of cancellations, at a weighted average exercise price of $4.51 per share. Of these 155,500 shares, 105,000 shares are subject to options held by directors, 36,000 shares are subject to options held by executive officers of the Company, and 14,500 shares are subject to options held by employees other than executive officers. The options granted vest over a three-year period commencing on the grant date, at a rate of 33.3% per year. As of December 31, 1997, no options had been exercised, so no shares had been purchased.

  The Board of Directors may terminate, suspend or, subject to certain restrictions, amend the Stock Option Plan at any time.

STOCK OPTION GRANTS IN 1997

  The following table sets forth, for the Named Officers, information concerning stock options granted during the year ended December 31, 1997. No options were exercised by such executive officers during the year ended December 31, 1997.

                                                                          POTENTIAL REALIZABLE
                                                                            VALUE AT ASSUMED
                                                                          ANNUAL RATES OF STOCK
                                                                           PRICE APPRECIATION
                             INDIVIDUAL GRANTS                             FOR OPTION TERM(2)
   --------------------------------------------------------------------------------------------
                         NUMBER OF    PERCENT OF
                         SECURITIES TOTAL OPTIONS
                         UNDERLYING   GRANTED TO   EXERCISE OR
                          OPTIONS    EMPLOYEES IN  BASE PRICE  EXPIRATION
   NAME                  GRANTED(#) FISCAL YEAR(1)  ($/SHARE)     DATE      5%($)      10%($)
   ----                  ---------- -------------- ----------- ---------- ---------- ----------
   Ilan Bender                --          --         $   --         --    $      --  $      --
   Carlos V. Espinosa      12,000       39.3%         3.1875    7/21/07       24,000     60,960
   Carlos R. Espinosa       5,000       16.4%         3.1875    7/21/07       10,000     25,400
   Raymond S. Mackewicz     2,000        6.6%         3.1875    7/21/07        4,000     10,160
   Lida R. Frankel          5,000       16.4%         3.1875    7/21/07       10,000     25,400

--------
(1) The Company granted options to purchase an aggregate of 6,500 shares to all employees other than executive officers and granted options to purchase an aggregate of 24,000 shares to all executive officers as a group (5 persons) during the year ended December 31, 1997.

(2) Potential realizable value is based on an assumption that the price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten (10) year option term. Potential realizable value is shown net of exercise price. These amounts are calculated based on the regulations promulgated by the SEC and do not reflect the Company's estimate of future stock price growth.

FISCAL YEAR-END OPTION VALUES

  The following table sets forth, for the Named Officers, information concerning the value of unexercised options at December 31, 1997.

                           NUMBER OF SECURITIES
                          UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                              OPTIONS/SARS AT       IN-THE-MONEY OPTIONS AT
                         DECEMBER 31, 1997 (#) (1) DECEMBER 31, 1997 ($) (2)
                         ------------------------- -------------------------
   NAME                  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
   ----                  ----------- ------------- ----------- -------------
   Ilan Bender                --           --         $--          $--
   Carlos V. Espinosa         --        12,000         --           --
   Carlos R. Espinosa         --         5,000         --           --
   Raymond S. Mackewicz       --         2,000         --           --
   Lida R. Frankel          4,000       13,000         --           --

--------
(1) The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(2) The market value of underlying securities is based on the difference between the closing price of the Company's Common Stock on December 31, 1997 of $2.375 (as reported by Nasdaq National Market) and the exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee, composed of a majority of outside directors, is responsible for making recommendations to the Board regarding annual salaries and other compensation of the officers of the Company and providing assistance and recommendations with respect to the compensation policies and practices of the Company. Mr. Bender did not participate in Compensation Committee deliberations or recommendations relating to his compensation.

  The goals of the Compensation Committee are to align executive officer compensation with the Company's business performance and objectives, as well as to enable the Company to attract, retain and reward well-qualified executives, which the Compensation Committee believes is crucial to the Company's long-term success. In support of these goals, the Committee's general approach towards executive compensation is to pay compensation, including salaries, bonuses and non-cash compensation, commensurate with the executives' experience and expertise and, where relevant, competitive with the salaries paid to executives in the electrical industry in which the Company competes.

  The Company's compensation program consists of both cash- and equity-based compensation, which the Compensation Committee believes permits the Company to attract, retain and motivate well-qualified executive officers and employees who can enhance stockholder value and contribute to the success of the Company. The components of the Company's compensation program are the following:

Cash-Based Compensation

  The Compensation Committee sets base salary guidelines and percentage average annual merit increases on the basis of level of responsibility, prior performance, the Committee's perception of the executive's ability to deliver future performance and other factors. Compensation levels for competitive positions in the Company's industry as well as geographic demographics are considered in making this determination.

  In addition, to further align its executives' compensation with the Company's short- and long-term business strategies, management initiatives and values, the Compensation Committee may authorize the payment of discretionary bonuses based upon an assessment of each executive's contributions to the Company. While the Committee believes that, in general, discretionary bonuses should be related to Company and executive performance, specific performance criteria have not yet been established.

Equity-Based Compensation

  The Compensation Committee believes that stock ownership by key executives provides a valuable incentive for such executives and helps align executives' and stockholders' interests. To facilitate these objectives, the Company adopted the 1995 Stock Option Plan, pursuant to which the Company may grant stock options to executives (as well as other employees and directors) to purchase up to 400,000 shares of Common Stock. In general, the options become exercisable over a defined period in order to encourage continued employment with the Company. The Compensation Committee makes recommendations to the Stock Option Committee, which administers the Plan, regarding option grants to the Company's executive officers.

Compensation of Chief Executive Officer

  The factors considered by the Compensation Committee in determining the compensation of the Chief Executive Officer include Company and individual performance, compensation paid to the Company's other executive officers, and total compensation (including salary, bonus and equity compensation) paid to chief executive officers of comparable companies. In April of 1997, the Committee evaluated the performance of the Company and Mr. Bender for the past year and recommended an increase in Mr. Bender's base salary to $175,000 per year. No bonus or stock options were awarded to Mr. Bender during the year ended December 31, 1997. Mr. Bender currently owns 54% of the outstanding stock of the Company, and the Compensation Committee believes that he is therefore sufficiently motivated to enhance stockholder value without receiving additional stock options.

March 27, 1998                            COMPENSATION COMMITTEE

                                          Michael R. Peevey (Chairman)
                                          Ilan Bender
                                          Ronald Costa

PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Common Stock with the cumulative total returns for the NASDAQ Stock Market Index and the NASDAQ Non-Financial Stocks Index for the period commencing on March 18, 1996 (the date of the Company's initial public offering of Common Stock), assuming an investment of $100 and the reinvestment of any dividends. No dividends have been declared or paid on the Common Stock during such period. The stock price performance shown on the following graph is not necessarily indicative of future price performance.

                            CUMULATIVE TOTAL RETURN

                              [GRAPH APPEARS HERE]

                                                 3/18/1996 12/31/1996 12/31/1997
                                                 --------- ---------- ----------
   COMPANY......................................  $100.00   $ 70.00    $ 47.50
   NASDAQ.......................................  $100.00   $117.52    $144.27
   NASDAQ NONFINANCIAL..........................  $100.00   $115.68    $135.86

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and regulations of the SEC thereunder require the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely upon a review of reports received by the Company during or with respect to the year ended December 31, 1997 pursuant to Rule 16a-3(e) of the Exchange Act, all required reports on Form 3 and Form 4 were timely filed by the Company's directors, officers, and 10% stockholders. Annual Reports on Form 5 for each of the Company's directors and executive officers were filed on March 3, 1998, rather than on or before February 15, 1998. Such Annual Reports disclosed no transactions in the Company's common stock, but disclosed the receipt of stock options as described elsewhere herein.

INDEMNIFICATION AGREEMENTS

  The Company has entered into indemnity agreements with each of its directors and officers that require the Company, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as directors or officers. The Company believes that these agreements and its Certificate of Incorporation and Bylaw provisions regarding indemnification of directors and officers are necessary to attract and retain qualified persons as directors and officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On March 18, 1996, all of the outstanding capital stock of OCAL, Incorporated ("Ocal Alabama"), Occidental Coating Company, Ocal Data Company ("Ocal Data"), and Ocal Transport Co. was acquired by the Company through capital contributions by the respective stockholders in exchange for an aggregate of 3,250,000 shares of the Company's Common Stock (the "Reorganization").

  As part of this Reorganization, Ocal Alabama declared a $4,600,000 distribution to its former stockholders, Messrs. Bender, Carlos V. Espinosa, and Carlos R. Espinosa, which represented estimated undistributed S corporation retained earnings. Of this distribution, $1,600,000 was paid by the Company in cash in March 1996 ($1,504,000 to Ilan Bender, $88,000 to Carlos V. Espinosa, and $8,000 to Carlos R. Espinosa) and the remainder of the distribution was in the form of $3,000,000 of interest-bearing notes payable ($2,820,000 to Ilan Bender, $165,000 to Carlos V. Espinosa, and $15,000 to Carlos R. Espinosa). The total amount of the distribution was finalized as $4,900,000 upon completion of the final tax return for Ocal Alabama, and the additional $300,000 distribution was paid in cash to the former stockholders in February 1997 ($282,000 to Ilan Bender, $16,500 to Carlos V. Espinosa, and $1,500 to Carlos R. Espinosa). In September of 1997, $1,500,000 principal amount of the notes was repaid in cash and $1,500,000 principal amount of the notes (which is due on March 18, 1999) remained outstanding at December 31, 1997.

  Prior to the Reorganization, Mr. Bender had made loans to Ocal Data and Ocal Data had made a loan to an affiliated entity of Mr. Bender. At the time of the Reorganization, the amount owed by Ocal Data to Mr. Bender was offset by the amount owed by his affiliated entity to Ocal Data, and the remaining $257,000 principal amount owed by Ocal Data to Mr. Bender (which is due on March 18, 1999) remained outstanding at December 31, 1997.

  Interest expense related to the loans to the Company amounted to $184,000 in 1997.

  Mr. Bender has personally guaranteed the payment of the Company's lease obligations for its Mobile, Alabama manufacturing plant pursuant to a Personal Guaranty, dated June 22, 1988, in favor of ADDSCO Industries, Inc.

                                 ANNUAL REPORT

  The Company is delivering with this Proxy Statement a copy of its 1997 Annual Report to Stockholders. However, it is not intended that the Annual Report to Stockholders be a part of this Proxy Statement or a solicitation of proxies.

                                        By Order of the Board Directors

                                        /s/ Ilan Bender

                                        Ilan Bender
                                        Chairman of the Board,
                                        President and Chief Executive Officer
Van Nuys, California
April 3, 1998

                                   OCAL, INC.
                  ANNUAL MEETING OF STOCKHOLDERS--MAY 18, 1998

  The undersigned hereby appoints Ilan Bender and Lida R. Frankel and each of them (with full power to act without the other) the true and lawful proxies of the undersigned, each having full power to substitute, to represent the undersigned and to vote all shares of stock of Ocal, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Ocal, Inc. to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California on Monday, May 18, 1998, at the hour of 11:30 a.m., local time, and at any and all adjournments or postponements thereof.

  1. To elect the following nominees named in the Proxy Statement as directors of the Company: Ilan Bender, Ronald Costa, Carlos R. Espinosa, Carlos V. Espinosa, William T. Gross, Michael R. Peevey.

       [_] FOR ALL NOMINEES LISTED ABOVE      [_] WITHHOLD AUTHORITY TO VOTE
           (EXCEPT AS WITHHELD IN THE SPACE       FOR ALL NOMINEES LISTED ABOVE
           BELOW)

  INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.

             -----------------------------------------------------

  2. To ratify the appointment of Ernst & Young LLP as Ocal, Inc.'s independent auditors for the year ending December 31, 1998.

       [_] FOR     [_] AGAINST     [_] ABSTAIN

                     PLEASE SIGN AND DATE ON REVERSE SIDE.



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS AND "FOR" THE ELECTION OF ALL NOMINEES NAMED AS DIRECTORS OF OCAL, INC. THE UNDERSIGNED HEREBY AUTHORIZES THE PROXIES TO VOTE THIS PROXY ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

All other proxies heretofore given by the undersigned to vote shares of stock of Ocal, Inc. which the undersigned would be entitled to vote if personally present at said Annual Meeting or any adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof.

             -----------------------------------------------------

                                       ----------------------------------------
                                       Date

                                       ----------------------------------------
                                       Signature

                                       ----------------------------------------
                                       Signature

                                       (NOTE: Please date this proxy and sign it exactly as your name or names appear on your shares. If shares are registered in more than one name, all such persons should sign. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer, stating his or her title. If a partnership, please sign in the partnership name by an authorized person.)